      DATED                        2010

                                                                                             CLEAN POWER TECHNOLOGIES LIMITED
 (1)

and

                                                                         THE QUERCUS TRUST
(2)

COMPOSITE GUARANTEE AND DEBENTURE

WRAGGE & CO.
Birmingham London Brussels
Tel +44 (0)870 903 1000   Fax +44 (0)870 904 1099   mail@wragge.com   www.wragge.com

CONTENTS

Clause	Heading	Page
1	Definitions and Interpretation	3
2	Guarantee	7
3	Covenant to pay	8
4	Charges	8
5	Negative Pledge	10
6	Conversion of Floating Charge and Automatic Crystallisation	10
7	Further Assurance	11
8	Debts and Credit Balances	11
9	The Securities	13
10	Representations and Warranties	13
11	Covenants	14
12	Right to Remedy Company's Default	20
13	General Powers of the Noteholder	20
14	Appointment and Powers of Receiver	21
15	Application of Proceeds; Insurance Monies; Purchasers	23
16	Costs and Expenses; Liability; Indemnity	24
17	Enforcement	25
18	Power of Attorney	26
19	Continuing Security and Other Matters	26
20	Currency Clauses	27
21	Transfer	28
22	Third Party Rights	28
23	Miscellaneous	28
24	Notices	29
25	Law	29
	SCHEDULE 1	29
	SCHEDULE 2	31
	SCHEDULE 3	32
		36

THIS GUARANTEE AND DEBENTURE is made on                                                                                                                                2010

BETWEEN:

(1)	CLEAN POWER TECHNOLOGIES LIMITED (Company Number 05812360) whose registered office is at Wiston House, 1 Wiston Avenue, Worthing, West Sussex, BN14 7QL (the “Company”); and

(2)	THE QUERCUS TRUST [insert details] (the “Noteholder”).

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	In this Guarantee and Debenture, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Assigned Agreements” means any agreement which the Noteholder may from time to time designate as such by notice in writing to the Company;

“Charged Assets” means all the undertaking, goodwill, property, assets and rights of the Company described in clauses 4.1 and 4.2;

“Charged Intellectual Property” means all the property, assets and rights of the Company described in clauses 4.1(h) to (j) inclusive and clause 4.2;

“Collateral Instruments” means negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for any liabilities of any person and including without limitation any document or instrument creating or evidencing an Encumbrance;

“Collections Account” has the meaning as defined in clause 8;

“Dangerous Substance” means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

“Encumbrance” means any mortgage, charge, assignment for the purpose of security, pledge, lien, right of set-off, arrangement for retention of title, or hypothecation or trust arrangement for the purpose of, or which has the effect of, granting security, or other security interest of any kind whatsoever and any agreement, whether expressed to be conditional or otherwise, to create any of the same or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by the person so agreeing or disposing;

“Enforcement Date” means the date on which the security constituted by this Guarantee and Debenture becomes enforceable in accordance with  clause 17;

“Environment” means all gases, air, water, vapour, controlled waters (including ground and surface water) soil (surface and sub-surface), flora and fauna and all other natural resources;

“Environmental Laws” means all laws, regulations, codes of practice, circulars, guidance notices and the like having legal effect whether or not in force at the date of this Guarantee and Debenture (whether in the United Kingdom or elsewhere) concerning the Environment, the protection of public health, the conditions of the work place or the control of Dangerous Substances;

“Finance Documents” means this Guarantee and Debenture, the Promissory Note and any document, certificate or instrument executed in connection therewith or pursuant thereto and any other document designated as a Finance Document from time to time by the Noteholder, each as amended, novated, supplemented, extended, replaced or restated from time to time;

“Financial Collateral” shall have the same meaning as in the Financial Collateral Regulations;

“Financial Collateral Regulations” means the Financial Collateral Arrangements (No. 2) Regulations 2003 (S.I. 2003/3226);

“Floating Charge Assets” means those assets of the Company from time to time subject to a floating charge pursuant to this Guarantee and Debenture;

“Guarantee” means the guarantee given by the Company in the terms of clause 2 subject to and with the benefit of the provisions set out in Schedule 2;

“Guarantee and Debenture” means this Guarantee and Debenture;

“Insurances”                                means all policies of insurance either now or in the future held by or written in favour of the Company or in which the Company is otherwise interested but excluding any third party liability or public liability insurance and any directors or officers insurance;

“Intellectual Property” means all intellectual property rights including, without limitation, all patents (including applications, divisions, improvements, prolongations, extensions and rights to apply for them in any part of the world) designs (whether registered or unregistered), copyrights, design rights (whether registered or unregistered), trade marks and service marks (whether registered or unregistered), utility models, rights in trade names and business names, domain names and brand names, knowhow, formulae, confidential information, trade secrets, rights in computer software programs and systems and any similar rights existing in any country (including the benefit of any licences or consents relating to any of the above) and all Related Rights;

“Issuer” means Clean Power Technologies Inc, a corporation organised and existing under the laws of the State of Nevada, USA;

“Permitted Encumbrances” means:

(i)
any lien for taxes of any kind either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided by the Company);

(ii)	any lien arising in the ordinary course of business by statute or by operation of law, in any case in respect of any monies:

(a)	which are not yet due and payable;

(b)	which have become due and payable, to the extent that the payment of such monies is the subject of a dispute which the Company is conducting in good faith, if necessary by appropriate proceedings;

(iii)	any rights by way of reservation or retention of title which are required by the supplier of any property to the Company in the normal course of such supplier's business; and

(iv)	any Encumbrance permitted by the Promissory Note;

“Promissory Note” means the $1,000,000 10% Senior Secured Convertible Promissory Note issued the Issuer on or around the date of this Guarantee and Debenture;

“Properties”  means the assets of the Company described in clause 4.1(a);

“Receivables” means:

(i)
all present and future book debts and other debts, rentals, royalties fees, VAT and monetary claims and all other amounts recoverable or receivable by the Company from other persons or due or owing to the Company (whether actual or contingent and whether arising under contract or in any other manner whatsoever);

(ii)
the benefit of all rights and remedies relating to any of the items in (i) above including, without limitation, claims for damages and other remedies for non-payment of the same, all entitlements to interest, negotiable instruments, guarantees, indemnities, Encumbrances, Collateral Instruments, reservations of property rights, rights of tracing and unpaid vendor's liens and similar associated rights; and

(iii)	all proceeds of any of the items listed in (i) or rights and remedies in (ii) above;

“Receiver” means any one or more receivers and/or managers or appointed by the Noteholder pursuant to this Guarantee and Debenture in respect of the Company or over all or any of its Charged Assets;

“Related Rights” means, in relation to any Charged Asset,

(i)	the proceeds of sale of any part of that Charged Asset;

(ii)	all rights under any licence, agreement for sale or agreement for lease in respect of that Charged Asset;

(iii)	all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that Charged Asset; and

(iv)	any income, fees, royalties, moneys and proceeds paid or payable in respect of or incidental to that Charged Asset or the use of that Charged Asset in any part of the world.

“Secured Obligations” means all monies, obligations and liabilities now or at any time in the future due, owing or incurred to the Noteholder from or by the Company and the Issuer from time to time and whether such monies, obligations or liabilities are express or implied, present or future, actual or contingent, joint or several, incurred as principal or surety and whether originally owing to the Noteholder or purchased or otherwise acquired by it and whether denominated in sterling, US dollars or in any other currency, or in any other manner whatsoever and all other amounts payable by the Company and the Issuer to the Noteholder from time to time;

“Securities” means the assets of the Company described in clause 4.1(c);

“Security Financial Collateral Arrangement” shall have the same meaning as in the Financial Collateral Regulations;

“Town and Country Planning Acts” means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and all regulations and orders made or confirmed under any of them; and

“Trade Marks” means all present and future trade marks of the Company including, without limitation, those trade marks specified in Schedule 1.

1.2
The expressions “Noteholder”, “Issuer” and “Company” include, where the context admits, their respective successors and in the case of the Noteholder its transferees and assignees whether immediate or derivative.

1.3	Clause headings and the Contents page (if any) are for ease of reference only and shall not affect the construction or the interpretation of this Guarantee and Debenture.

1.4	In this Guarantee and Debenture unless the context otherwise requires:

(a)	words and expressions defined in the Promissory Note and not otherwise defined in this Guarantee and Debenture shall have the meaning given to them in the Promissory Note;

(b)
references to clauses and Schedule(s) are to be construed as references to the clauses of, and the Schedule(s) to, this Guarantee and Debenture and references to this Guarantee and Debenture include its Schedule(s) and (without limitation) include the Guarantee;

(c)
reference to (or to any specified provision of) this Guarantee and Debenture or any other document shall be construed as references to this Guarantee and Debenture, that provision, or that document as in force for the time being and as amended, restated, varied, extended, supplemented, novated or replaced in accordance with the terms of such document or, as the case may be, with the agreement of the relevant parties  and (where such consent is by the terms of this Guarantee and Debenture or the relevant document required to be obtained as a condition to such amendment being permitted) the prior written consent of the Noteholder;

(d)	words importing the plural shall include the singular and vice versa;

(e)
references to a person shall be construed as including references to that person's assigns, transferees or successors in title and shall include an individual, firm, company, corporation, unincorporated body of persons, joint venture or any state or any agency of any state;

(f)
references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(g)	the words “other” and “otherwise” shall not be construed ejusdem generis with any of the words preceding them where a wider construction is possible;

(h)
the words “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any of the words preceding them; and

(i)
references to “disposal” includes without limitation any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement right or privilege, the creation of a trust or other equitable interest in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of use of or access to any other person over any intellectual property and “dispose” and “disposition” shall be construed accordingly.

2	Guarantee

2.1	The Company irrevocably and unconditionally guarantees to the Noteholder the payment on demand on the due date of the Secured Obligations.

2.2
The Company as principal obligor and as a separate and independent obligation and liability from its liabilities under clause 2.1, irrevocably and unconditionally agrees to indemnify the Noteholder in full on demand against all direct losses, costs and expenses suffered or incurred by the Noteholder arising from or in connection with the Secured Obligations or otherwise and against all direct losses, costs and expenses suffered or incurred by the Noteholder arising from or in connection with any failure by the Company to pay or otherwise discharge the Secured Obligations when due.

2.3	The Guarantee is given subject to and with the benefit of the provisions set out in Schedule 2.

3	Covenant to pay

The Company covenants that it will pay to the Noteholder on demand the Secured Obligations (or that part then due to be paid and remaining unpaid) as and when the same or any part of them are due for payment or on such earlier date as this security becomes enforceable in accordance with the terms of this Guarantee and Debenture and the Noteholder determines to enforce the security.

4	Charges

4.1
The Company with full title guarantee charges to the Noteholder by way of fixed charge (and as regards all those parts of the freehold and leasehold property in England and Wales now vested in the Company by way of legal mortgage) as a continuing security for the payment and discharge of the Secured Obligations the following assets, both present and future, from time to time owned by the Company or in which the Company may from time to time have an interest:

(a)
all freehold and leasehold property of the Company (including without limitation the property (if any) specified in Part I of Schedule 3) and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land and all buildings fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights easements and privileges appurtenant to or benefiting the same;

(b)	all plant, machinery (other than that charged by clause (a)), vehicles, computers and office and other equipment and the benefit of all contracts and warranties relating to the same;

(c)
all stocks, shares, bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests (including but not limited to loan capital) in any person including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of them;

(d)	(subject, in the case of any monies held in, or sums standing to the credit of, the Collections Account, to clause 8) the Receivables;

(e)
all its rights, title and interest in and to cash at bank and (if different) any amount from time to time standing to the credit of any bank, financial institution or person (including, without limitation but subject to clause 8, the Collections Account);

(f)	the Insurances and all proceeds of the Insurances;

(g)	all uncalled capital and the goodwill of the Company now or at any time in the future in existence;

(h)	the Intellectual Property, including the Trade Marks;

(i)	all Related Rights, including:

(i)
any present or future right of the Company to sue for damages or any other remedy in respect of any past, present or future infringement or alleged infringement by any person whatsoever of any present or future Intellectual Property; and

(ii)
any present or future right of the Company to apply for, prosecute and obtain patent, trade mark, registered design or any other registration or protection throughout the world in respect of any present or future Intellectual Property or any present or future matter relating thereto;

(j)
any present or future physical, electronic or other materials or media (including, without limitation, manuscripts, drawings, paintings, designs, source codes, computer disks and computer programmes) constituting, comprising, the subject of or containing inventions, works, marks or things which are the subject of any present or future Intellectual Property.

4.2
The Company with full title guarantee charges to the Noteholder by way of floating charge as a continuing security for the payment and discharge of the Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever, both present and future, but excluding any property or assets from time to time or for the time being effectively charged to the Noteholder by way of fixed charge pursuant to clause 4.1.

4.3
As further security for the payment of the Secured Obligations, the Company assigns absolutely to the Noteholder all its right, title and interest in and to the Receivables (subject to clause 8), the Assigned Agreements and the Insurances, provided that on payment or discharge in full of the Secured Obligations the Noteholder will at the request and cost of the Company reassign the Receivables, the Assigned Agreements and the Insurances.

4.4
Each of the charges referred to in clause 4.1 shall be read and construed as, and deemed to be, separate charges over each of the items mentioned in sub-clauses 4(a) – (j) (inclusive), so that each item mentioned in each sub-clause and each item forming any constituent element of the Receivables, the Insurances and the Intellectual Property shall be deemed to be subject to a separate charge.  Without prejudice to the generality of the previous sentence if any such item shall be found to be subject to a floating charge and not to a fixed charge, such finding shall not of itself result in any other such item being deemed to be subject to a floating charge (as opposed to a fixed charge).

4.5	Paragraph 14 of schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 4.2 which floating charge is accordingly a qualifying floating charge for such purposes.

4.6
To the extent that the Charged Assets constitute Financial Collateral, the Company agrees that such Charged Assets shall be held or designated so as to be under the control of the Noteholder (or by a person acting on its behalf) for the purposes of the Financial Collateral Regulations.  To the extent that the Charged Assets constitute Financial Collateral and are subject to a Security Financial Collateral Arrangement created by or pursuant to this Guarantee and Debenture, the Noteholder shall have the right at any time after this Guarantee and Debenture becomes enforceable, to appropriate all or any part of that Charged Asset in or towards the payment or discharge of the Secured Obligations.  The value of any Charged Assets appropriated in accordance with this Clause shall be (a) in the case of cash, the amount standing to the credit of any account, together with accrued but unposted interest, at the time the right of appropriation is exercised and (b) in the case of Securities, the market price of that Charged Asset at the time the right of appropriation is exercised, as listed on any recognised market index, or as determined by such other method as the Noteholder may select (acting reasonably).  The Company agrees that the methods of valuation provided for in this Clause are commercially reasonable for the purposes of Regulation 18 of the Financial Collateral Regulations.

5	Negative Pledge

5.1	The Company covenants that it will not without the prior consent in writing of the Noteholder:

(a)
(save in relation to Receivables to the extent permitted or required pursuant to clause 8) dispose of, factor, discount, assign or in any other manner deal with, or create, or attempt to create, or permit to subsist or arise any Encumbrance (except a Permitted Encumbrance) on or over, the Receivables or any part of the Receivables, or release, set off or compound them;

(b)	create or attempt to create or permit to subsist in favour of any person other than the Noteholder any Encumbrance (except a Permitted Encumbrance); and/or

(c)
dispose of the Charged Assets or any part of them or attempt or agree so to do, except in relation to Receivables to the extent permitted pursuant to clause 8 and except for Floating Charge Assets which may (subject to the other provisions of this Guarantee and Debenture and in particular but without limitation subject to the provisions of clause 8) be sold at full market value in the usual course of trading as now conducted and for the purpose of carrying on the Company's business.

6	Conversion of Floating Charge and Automatic Crystallisation

6.1
Notwithstanding anything expressed or implied in this Guarantee and Debenture the floating charge created by this deed by the Company shall automatically and without notice be converted into a fixed charge in respect of the Floating Charge Assets of the Company:

(a)	if the Company creates or attempts to create any Encumbrance (other than a Permitted Encumbrance) over all or any of the Floating Charge Assets without the prior consent in writing of the Noteholder;

(b)	in respect of the Company, any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of it;

(ii)	a composition, compromise, assignment or arrangement with any of its creditors;

(iii)	the appointment of a liquidator, receiver, administrative receiver,

administrator, compulsory manager or other similar officer in respect of it or any of its assets; or

(iv)	enforcement of any Encumbrance over any of its assets,

or any analogous procedure or step is taken in any jurisdiction; or

(c)	if any person levies or attempts to levy any distress, execution, sequestration or other process against any of the Floating Charge Assets of the Company.

6.2
If at any time the Noteholder believes that one of the events set out in clause 17 has occurred or may occur or any assets of the Company may be in danger of being seized or sold under any form of distress, execution or other similar process then, without prejudice to the provisions of clause 6.1, the Noteholder shall be entitled at any time by giving notice in writing to that effect to the Company to convert the floating charge over all or any part of the Floating Charge Assets of the Company into a fixed charge as regards the assets specified in such notice.

7	Further Assurance

7.1
The Company consents to the application to Land Registry for the entry of any notice or restriction (insofar as the entry relates to the security created by this Guarantee and Debenture) against each of its registered titles if any specified in Part I of Schedule 3 (and against any title to any unregistered property specified in Part I of Schedule 3 which is or ought to be the subject of a first registration of title at Land Registry at the date of this Guarantee and Debenture).

7.2
The Company shall at any time if and when required by the Noteholder and at the cost and expense of the Company execute such deeds and documents and take any action required by the Noteholder to perfect and protect the security created (or intended to be created) by this Guarantee and Debenture or to facilitate the realisation of it or otherwise to enforce the same or exercise any rights of the Noteholder under this Guarantee and Debenture.  In addition the Company shall execute such further charges and mortgages in favour of the Noteholder as the Noteholder shall from time to time require over all or any of the Charged Assets to secure the Secured Obligations.  Such further charges and mortgages shall be prepared by or on behalf of the Noteholder at the cost of the Company and shall be in a form required by the Noteholder (but containing terms and conditions, where directly comparable, no more onerous than those in this Guarantee and Debenture).

7.3
Without prejudice to the generality of the provisions of clause 7.2, the Company shall execute as and when so required by the Noteholder a legal mortgage, legal charge, standard security or other hypothecation (as appropriate) over any freehold, leasehold and heritable properties acquired by it after the date of this Guarantee and Debenture (including all or any of the Properties as and when the same are conveyed, transferred or let to it) and over any and all fixtures, trade fixtures and fixed plant and machinery at any time and from time to time situate on any such property.

8	Debts and Credit Balances

8.1	The Company will only upon the specific direction of the Noteholder:

(a)
collect all Receivables in the ordinary course of trading as agent for the Noteholder and, immediately upon receipt, pay all monies which it may receive in respect of the Receivables into such specially designated account(s) as the Noteholder may from time to time direct (such account(s) together with all additions to or renewals or replacements of such accounts (in whatever currency) being the “Collections Accounts”) and, pending such payment, hold all monies so received upon trust for the Noteholder;

(b)
deal with the uncollected Receivables in accordance with any directions given in writing from time to time by the Noteholder and, in default of and subject to such directions, in accordance with this Guarantee and Debenture; and

(c)
at any time after the security constituted by this Guarantee and Debenture has become enforceable, execute and deliver to the Noteholder a legal assignment of the Receivables to the Noteholder (to the extent that the Receivables have not already been assigned to the Noteholder) on such terms as the Noteholder may require and give notice of it to the debtors from whom the Receivables are due owing or incurred and take any other steps as the Noteholder may require to perfect such legal assignment.

8.2	The Company will deliver to the Noteholder such information as to the amount and nature of its Receivables as the Noteholder may from time to time reasonably require.

8.3
Before the security constituted by this Guarantee and Debenture shall have been enforced the monies credited to the Collections Account may be withdrawn by the Company and applied by it for any lawful purpose.

8.4
Upon the security constituted by this Guarantee and Debenture being enforceable the Noteholder (or a Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of each Collections Account to meet any amount due and payable in respect of the Secured Obligations.

8.5
The Noteholder or a Receiver shall not be responsible to the Company for any non-payment of any liability of the Company which could be paid out of monies standing to the credit of the relevant Collections Account, nor be liable to the Company for any withdrawal wrongly made if made in good faith, except for gross negligence or wilful default.

8.6	The Noteholder may delegate its powers of withdrawal under this clause to any Receiver.

8.7
Prior to the floating charge constituted by clause 4.2 of this Guarantee and Debenture being converted into a fixed charge by operation of law or otherwise, any monies received by the Company and paid into the Collections Account in respect of the Receivables shall upon payment stand released from the fixed charge contained in clauses 4.1(d) and 4.1(e) of this Guarantee and Debenture and shall stand subject to the floating charge contained in clause 4.2 of this Guarantee and Debenture, but such release shall in no respects derogate from the subsistence of the said fixed charge on all other Receivables for the time being outstanding.

9	The Securities

9.1
Until the Enforcement Date, unless the Noteholder shall otherwise direct, the Company shall, for as long as it remains the registered owner of any of the Securities, continue to be entitled to exercise the rights attaching to such shares as beneficial owner and to receive and retain any dividends or interest paid on them.

9.2	The Company will, if so requested by the Noteholder, transfer all or any of the Securities to such nominees or agents as the Noteholder may select, in which case:

(a)
until the Enforcement Date the Noteholder will hold all dividends, interest and other monies paid on and received by it in respect of the Securities for the account of the Company and will, subject to any right of set-off, pay such dividends, interest and other monies to the Company upon request; and

(b)	until the Enforcement Date the Noteholder will exercise all voting and other rights and powers attached to the Securities as the Company may from time to time in writing reasonably direct.

10	Representations and Warranties

10.1	The Company represents and warrants to the Noteholder that:

(a)	it is duly incorporated and validly existing under the laws of England and Wales and has power to carry on its business as it is now being conducted and to own its property and other assets;

(b)
it has power to execute, deliver and perform its obligations under this Guarantee and Debenture and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on its powers will be exceeded as a result of the execution and delivery of this Guarantee and Debenture or the performance of its obligations under this Guarantee and Debenture;

(c)	this Guarantee and Debenture constitutes valid and legally binding obligations of it enforceable in accordance with its terms;

(d)	the execution and delivery of the performance of its obligations under and compliance with the provisions of this Guarantee and Debenture by the Company will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment or permit to which it is subject;

(ii)
conflict with or result in any breach of any of the terms of or constitute a default under any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound;

(iii)	contravene or conflict with any provision of its Memorandum and Articles of Association; or

(iv)	result in the creation of or oblige the Company to create an Encumbrance in favour of any person other than the Noteholder.

(e)	the Company is the legal and beneficial owner of each of the Charged Assets and specifically of the Charged Intellectual Property;

(f)	the Company has not given any licence or permission to any third party to use or exploit any of the Charged Intellectual Property (other than in the ordinary course of its business);

(g)
the Company is unaware of any use or exploitation (other than in the ordinary course of its business) by any third party of any of the Charged Intellectual Property which would be prejudicial to the value of such Charged Intellectual Property;

(h)	all registration, renewal and other fees due in respect of the registration of all Intellectual Property have been paid;

(i)	the Company is unaware of any infringement by any third party of any of the Charged Intellectual Property;

(j)
the Company is unaware of any reason why any registration of any of the Charged Intellectual Property may be revoked or invalid or otherwise capable of being expunged from any register relating to the registration of the Charged Intellectual Property for any reason whatsoever;

(k)	the Company is unaware of any circumstances which may result in the use of any of the Charged Intellectual Property being liable to mislead the public;

(l)	no claim has been made or threatened against the Company that any of the Charged Intellectual Property infringes the rights of any third party; and

(m)
to the best of the Company’s knowledge and belief, no part of the Charged Intellectual Property existing at the date hereof infringes the rights of any third party and the Company is not aware of any reason why any part of the Charged Intellectual Property existing at the date hereof may not be valid and enforceable.

10.2
The representations and warranties in clause 10.1 shall be deemed to be repeated by the Company on each day until all the Secured Obligations have been paid or discharged in full as if made with reference to the facts and circumstances existing on each such day.

11	Covenants

11.1	The Company covenants with the Noteholder that during the continuance of this security:

Documents of Title

(a)	it will deposit with the Noteholder (to be held at the risk of the Company):

(i)	all deeds and documents of title relating to the Properties and to any subordinate interest in any of them and the insurance policies relating to them;

(ii)	all certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the

Noteholder may from time to time require for perfecting the title of the Noteholder to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser;

(iii)
upon written request by the Noteholder, all certificates or other evidence of registration of the Charged Intellectual Property and physical, electronic or other materials or media in its possession or control or to which it has access (including, without limitation, manuscripts, drawings, paintings, designs, source codes, computer disks and computer programmes) constituting, comprising evidencing the subject of or containing inventions, works, marks or things which are the subject of any present or future Intellectual Property in or to which the Company has any interest of any kind whatsoever; and

(iv)	all such other documents relating to the Charged Assets as the Noteholder may from time to time require;

Securities

(b)
it will duly and promptly pay all calls, instalments or other monies which may from time to time become due in respect of any of the Securities, it being acknowledged by the Company that the Noteholder shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other monies;

Intellectual Property

(c)
it will preserve, maintain and renew as and when necessary all copyrights, licences, patents, trade marks, designs, business names and domain names, computer programmes and all other rights required in connection with its business and will use its best endeavours to detect any infringement of the Charged Intellectual Property and it will upon becoming aware of an infringement or potential infringement promptly take such action as may be required to remove such infringement or prevent the occurrence of such potential infringement;

(d)	it will immediately after becoming aware thereof, inform the Noteholder of:

(i)	any infringement of any part of the Charged Intellectual Property by any person whatsoever;

(ii)	any breach by any party other than the Company of any of the terms and conditions of any present or future agreement, document or instrument relating to the Charged Intellectual Property;

(iii)
any full or part cancellation or proceedings (including, without limitation, any proceedings relating to the invalidity of all or any part of the Charged Intellectual Property or any proceedings relating to the infringement of any part of the Charged Intellectual Property or the rights of any person whatsoever) the result of which might be to restrict the interests of whatsoever kind in or to or the protection afforded by or the use or value of any part of the Charged Intellectual Property; and

(iv)
any claim received by the Company that the use of the Charged Intellectual Property by the Company or its duly authorised licencees infringes the rights of any third party or challenging any entitlement of the Company to any Related Rights;

and shall, at the expense of the Company, take such steps as may be reasonably necessary from time to time to pursue any such infringement or, as the case may be, enforce the Company’s rights in respect of any such breach or, as the case may be, defend any such cancellation, infringement or other proceedings.  The Company shall from time to time consult with and comply with the instructions of the Noteholder as regards the conduct of any legal or proceedings which may be brought in respect of any such infringement, breach, cancellation or proceedings and as regards any settlement or compromise of such proceedings and shall not settle all or any part of such proceedings without the prior written consent of the Noteholder;

(e)
it will forthwith on the written request of the Noteholder duly register in the name of the Company (and pay all fees and costs in connection therewith) in such register(s) and with such authorities as may be available for the purpose (in any part of the United Kingdom or elsewhere) all Charged Intellectual Property that is capable of registration including, without limitation, by applying for a registered patent in the case of any present or future invention owned by the Company and diligently prosecute to grant all patent, trade mark and design right applications so as to ensure the broadest monopoly reasonably obtainable for a registered trade mark in the case of any present or future unregistered trade mark and for a registered design right in the case of any present or future unregistered design right and shall do all such acts and things as may be necessary to maintain or renew any present or future registration of or in respect of the Charged Intellectual Property (including, without limitation, the payment of all fees and costs and the compliance with all formalities in connection therewith) and shall upon request forthwith provide documentary evidence thereof to the Noteholder;

(f)
it will forthwith on the written request of the Noteholder and at the expense of the Company promptly give all assistance to the Noteholder in registering this Guarantee and Debenture (and any further security of the Noteholder) in such register(s) and with such authorities as may be available for the purpose (in any part of the United Kingdom or elsewhere) in relation to the registrations of that Charged Intellectual Property which are registered now or in the future;

(g)	it will use its reasonable endeavours to maintain the subsistence, value and validity of the Charged Intellectual Property;

(h)
it will maintain the confidentiality of any trade secret, confidential information or know-how in or to which the Company has any present or future interest of whatsoever kind and shall not disclose any such trade secret, confidential information or know-how to any person whatsoever without the prior written consent of the Noteholder or in the normal course of business;

(i)	it will keep the Noteholder fully informed about the development of any new inventions, discoveries, processes or products and the creation or acquisition by the Company of any Intellectual Property;

(j)
it will ensure that any present or future Intellectual Property resulting from any work conducted by or on behalf of the Company (including, without limitation, by any director, employee, officer, agent, consultant or contractor) is owned by the Company;

(k)	it will not without the prior written consent of the Noteholder:

(i)
use or allow to be used, or fail to use or permit any licencee to use, or allow to be used or fail to use, any of the Charged Intellectual Property in any way as might put any of the Charged Intellectual Property at risk of becoming generic, disreputable, incapable of protection, invalid or liable to cancellation, lapse or challenge or in any other way less valuable; or

(ii)
breach any of the terms and conditions of any present or future agreement, document or instrument relating to the Charged Intellectual Property and that, without prejudice to the rights of the Noteholder under this Guarantee and Debenture, in the event of any such breach, it shall take such steps as may be necessary and to remedy such breach and shall keep the Noteholder fully informed as to the steps which have been taken and the result or effect thereof;

(l)
it authorises the Noteholder or any other person as may be nominated in writing by any manager or other official of the Noteholder to apply to the Comptroller General of Patents, Designs and Trade Marks for a memorandum of this deed and the restrictions contained herein to be entered (in such form or forms as the Noteholder shall require) on the appropriate registers relating to the registrations of the Trade Marks, and other Charged Intellectual Property which are registered now or in the future;

(m)
if the Company should fail to pay any fees and costs relating to the Charged Intellectual Property, the Noteholder may pay such fees and costs (but shall be under no obligation to pay such fees and costs) and the monies expended by the Noteholder in paying any such fees and costs shall be reimbursed by the Company to the Noteholder on demand;

(n)	it will ensure that any present or future Intellectual Property resulting from any work conducted on behalf of the Company by any person who is not an employee of the Company is owned by the Company;

General Business

(o)
it will conduct and carry on its business in a proper and efficient manner and keep or cause or procure to be kept proper books of account relating to such business and not make any material alteration in the nature or mode of conduct of any such business;

(p)
it will observe and perform all covenants, burdens, stipulations, requirements and obligations from time to time affecting the Charged Assets and/or the use ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of the Charged Assets whether imposed by statute, contract, lease, licence, grant or otherwise carry out all registrations or renewals and generally do all other acts and things (including the taking of legal proceedings) necessary or desirable to maintain defend or preserve its right, title and interest to and in the Charged Assets without infringement by any third party and not without the prior consent in writing of the Noteholder enter into any onerous or restrictive obligations affecting any of the same or agree any rent review relating to any interest in any of the Properties;

(q)
it will keep all its buildings, machinery, plant, fixtures, vehicles, computers and office and other equipment in good and substantial repair and in good working order and condition and permit the Noteholder and its agents or representatives to enter and view their state and condition;

(r)	it will not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Noteholder of any of the Charged Assets;

Insurance

(s)
(subject to (v) below) it will insure and keep insured at its own expense to the full replacement or reinstatement value from time to time (including, where applicable, the cost of demolition and site clearance architects' surveyors' and other professional fees and incidental expenses in connection with reinstatement) all its assets of an insurable nature with appropriate insurers against loss or damage, (including loss of rent and profits), by fire, storm, lightning, explosion, riot, civil commotion, malicious damage, impact, flood, burst pipes, aircraft and other aerial devices or articles dropped from them (other than war risk) third party and public liability and liability under the Defective Premises Act 1972 and such other risks and contingencies as the Noteholder shall from time to time request such insurances to be effected with the interest of the Noteholder noted on the policy and with the policy containing such provisions for the protection of the Noteholder as the Noteholder may reasonably require: in particular the Noteholder may require the inclusion of a mortgagee's protection clause providing that such insurance shall not be invalidated as regards the Noteholder by any act or neglect of the Company nor by any misrepresentation or non-disclosure by the Company, nor by enforcement of this Guarantee and Debenture;

(t)
it will maintain such other insurance policies (with the interest of the Noteholder noted on the policies) containing like provisions for the protection of the Noteholder as are normally maintained by prudent companies carrying on businesses similar to those of the Company, in particular the Noteholder may require the inclusion of a mortgagee's protection clause providing that such insurance shall not be invalidated as regards the Noteholder by any act or neglect of the Company nor by any misrepresentation or non disclosure by the Company, nor by enforcement of this Guarantee and Debenture;

(u)
it will duly and promptly pay all premiums and other monies necessary for effecting and keeping up such insurances and on demand produce to the Noteholder the policies of such insurance and evidence of such payments and comply in all other respects with the terms and conditions of the relevant policies including without limitation any stipulations or restrictions as to the use and/or operation of any asset;

(v)
(in the case of any leasehold property where the Company or any Subsidiary is prohibited by the terms of the relevant lease from complying with the obligations referred to in (s)) it will procure (where it is empowered to do so), or otherwise use all reasonable efforts to procure, the maintenance by the landlord (or other third party) of such insurance obligations in accordance with the provisions of the relevant lease;

Properties

(w)
it will not make any structural or material alteration to any of its Properties or do or permit to be done anything which is a “development” within the meaning of the Town and Country Planning Acts from time to time or any orders or regulations under such Acts or do or permit or omit to be done any act matter or thing as a consequence of which any provision of any statute, bye-law, order or regulation or any condition of any consent licence permission or approval (whether of a public or private nature) from time to time in force affecting any of the Properties;

(x)
it will punctually pay and indemnify the Noteholder and any Receiver against all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement statute or otherwise) now or at any time during the continuance of this security payable in respect of the Properties or any part of them or by the owner or occupier of them;

(y)
it will, without prejudice to the generality of clause 5.1, not without the prior consent in writing of the Noteholder grant any lease, part with possession or share occupation of the whole or any part of any of the Properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, underlet or part with possession of the same or any part of them or permit any person:

(i)
to be registered (jointly with the Company or otherwise) as proprietor under the Land Registration Act 2002 of any of the Properties, nor create or permit to arise any unregistered interests falling within Schedules 1, 3 or 12 to that Act (as the case may be) or where relevant any interests falling within section 11(4)(c) of that Act affecting the same nor any overriding interests affecting the same; or

(ii)	to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the value or marketability of any of the Properties;

(z)	it will not without the prior consent in writing of the Noteholder vary, surrender, cancel or dispose of or permit to be forfeit any leasehold interest in any of the Properties;

(aa)
it will inform the Noteholder immediately before contracting to purchase  or acquire any estate or interest in freehold, leasehold or heritable property and supply the Noteholder with such details of the purchase as the Noteholder may from time to time request;

(bb)	it will:

(i)	comply with all applicable Environmental Laws;

(ii)
promptly upon receipt of the same, notify the Noteholder of any claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law which might, if substantiated, have a material adverse effect; and

(iii)
indemnify the Noteholder, any Receiver and their respective officers, employees, agents and delegates (together the “Indemnified Parties”) against any cost or expense suffered or incurred by them which:

(A)	arises by virtue of any actual or alleged breach of any Environmental Law (whether by the Company, an Indemnified Party or any other person);

(B)	would not have arisen if this Guarantee and Debenture had not been executed; and

(C)	was not caused by the negligence or wilful default of the relevant Indemnified Party.

12	Right to Remedy Company's Default

If the Company at any time defaults in complying with any of its obligations contained in this Guarantee and Debenture the Noteholder shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Company irrevocably authorises the Noteholder and its employees and agents by way of security to do all such things (including, without limitation, entering the Company's property) necessary or desirable in connection with such task.  Any monies so expended by the Noteholder shall be repayable by the Company to the Noteholder on demand together with interest accruing daily at the Default Rate from the date of payment by the Noteholder until such repayment both before and after judgment.  Such interest shall be compounded monthly.

13	General Powers of the Noteholder

General

13.1
At any time on or after the Enforcement Date, or if requested by the Company, the Noteholder may, without further notice and without the restrictions contained in Section 103 of the Law of Property Act 1925 and whether or not a Receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Guarantee and Debenture and all the powers and discretions conferred by this Guarantee and Debenture on a Receiver either expressly or by reference.

13.2	Section 93 of the Law of Property Act 1925 shall not apply to the security created by this Guarantee and Debenture or to any security given to the Noteholder pursuant to this Guarantee and Debenture.

Leasing

13.3	During the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Assets or any part of them.

13.4
The Noteholder shall have the power to lease and make agreements for leases at a premium or otherwise to accept surrenders of leases and to grant options on such terms as the Noteholder shall consider expedient and without the need to observe any of the provisions of Sections 99 and 100 of the Law of Property Act 1925.

Subsequent Encumbrance

13.5
If the Noteholder receives notice of any subsequent Encumbrance affecting the Charged Assets of the Company or any part of the Charged Assets of the Company the Noteholder may open a new account for the Company.  If it does not do so then, unless the Noteholder gives express written notice to the contrary to the Company, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Company to the Noteholder shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Company to the Noteholder at the time when it received such notice.

14	Appointment and Powers of Receiver

14.1
At any time on or after the Enforcement Date or if requested by the Company the Noteholder may by deed or by instrument in writing under the hand of any director or other duly authorised officer appoint one or more persons to be (a) Receiver(s) of the Charged Assets of the Company or any part of such Charged Assets.

14.2
Where more than one Receiver is appointed each joint Receiver shall have power to act severally and independently of any other joint Receiver except to the extent that the Noteholder may specify to the contrary in the appointment.  The Noteholder may (subject where relevant to Section 45 of the Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place.

14.3	Subject to Section 45 of the Insolvency Act 1986, the Noteholder may in respect of the Company:

(a)	remove any Receiver previously appointed under this Guarantee and Debenture; and

(b)	appoint another person or other persons as Receiver or Receivers either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed under this Guarantee and Debenture.

14.4	A Receiver shall (save as otherwise required or provided as a matter of law) be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration.

14.5
A Receiver shall have all the powers conferred from time to time on receivers by statute (in the case of powers conferred by the Law of Property Act 1925 without the restrictions contained in Section 103 of that Act) and power on behalf and at the cost of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Assets or any part of them.  In particular (but without limitation) a Receiver shall have power to do all or any of the following acts and things in respect of the Company and the Charged Assets in respect of which he is appointed namely:

(a)
take possession of, collect and get in all or any of the Charged Assets, exercise in respect of the Securities all voting or other powers or rights available to a registered holder of the Securities in such manner as he may think fit and bring, defend or discontinue any proceedings or submit to arbitration in the name of the Company or otherwise as may seem expedient to him;

(b)
carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Company or any part of it, or concur in so doing, lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage;

(c)
raise or borrow any money from or incur any other liability to the Noteholder or others on such terms, with or without security, as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to this Guarantee and Debenture or otherwise;

(d)
without the restrictions imposed by Section 103 of the Law of Property Act 1925 or the need to observe any of the provisions of Sections 99 and 100 of such Act, sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Assets or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit, with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with such Charged Assets in the name and on behalf of the Company or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other estate owner if he shall consider it necessary or expedient so to do) and so that any such sale, lease or disposition may be for cash, Guarantee and Debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit, and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all the Secured Obligations, plant, machinery and other fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Company;

(e)
promote the formation of companies with a view to the same purchasing, leasing, licensing, or otherwise acquiring interests in all or any of the Charged Assets or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

(f)	make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient;

(g)	make and effect such repairs, renewals and improvements to the Charged Assets or any part of them as he may think fit and maintain, renew, take out or increase insurances;

(h)
appoint managers, agents, officers and employees for any of such purposes or to guard or protect the Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

(i)	make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital;

(j)
without any further consent by or notice to the Company exercise for and on behalf of the Company all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts, the Rents Acts, the Housing Acts or the Agricultural Holdings Act or any other legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Properties, but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised;

(k)
sign any document, execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the above matters or powers or to the realisation of the security of the Noteholder and to use the name of the Company for all the above purposes;

(l)	do all the acts and things described in Schedule 1 to the Insolvency Act 1986 as if the words “he” and “him” referred to the Receiver and “company” referred to the Company;

(m)	to exercise all the powers of the Noteholder under this Guarantee and Debenture.

14.6
The Noteholder may from time to time determine the remuneration of any Receiver without being limited to the maximum rate specified in Section 109(6) of the Law of Property Act 1925.  A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

14.7
The Noteholder may at any time after the Enforcement Date or if requested by any Company appoint one or more persons to be (an) administrator(s) of any or all of the Company pursuant to the Insolvency Act 1986.

15	Application of Proceeds; Insurance Monies; Purchasers

15.1	All monies received by any Receiver appointed under this Guarantee and Debenture shall (subject to any requirement of law to the contrary) be applied in the following order:

(a)	in the payment of the costs, charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

(b)	in the payment and discharge of any outgoings paid and liabilities incurred by the Receiver in the exercise of any of the powers of the Receiver;

(c)	in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of Section 109(8) of the Law of Property Act 1925;

(d)	in discharge of any charges ranking in priority to this Guarantee and Debenture;

(e)	in or towards payment of any debts or claims which are required by law to be paid in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

(f)
in or towards the satisfaction of the Secured Obligations in such order as the Noteholder may conclusively determine provided that the Noteholder shall also at the same time discharge any charges ranking equally with the Guarantee and Debenture; and

(g)	any surplus shall be paid to the Company or other person entitled to it.

The provisions of this clause shall take effect by way of variation and extension to the provisions of Section 109(8) of the Law of Property Act 1925 which provisions as so varied and extended shall be deemed incorporated in this clause.

15.2
All monies receivable by virtue of any Insurances shall be paid to the Noteholder (or if not paid by the insurers directly to the Noteholder shall be held on trust for the Noteholder) and shall at the option of the Noteholder be applied in replacing, restoring or reinstating the property or assets destroyed, damaged or lost (any deficiency being made good by the Company) or (except where the Company is obliged (as landlord or tenant) to lay out such insurance monies under the provisions of any lease of any of the Charged Assets) in reduction of the Secured Obligations.

15.3
No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Noteholder or any Receiver to exercise any of the powers conferred by this Guarantee and Debenture has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

15.4
Any moneys received, recovered or realised under the powers conferred under this Guarantee and Debenture may, at the discretion of the Noteholder, be placed in a suspense account and kept there for so long as the Noteholder thinks fit pending application from time to time (as the Noteholder shall be entitled to do as it may think fit) of moneys in or towards discharge of the Secured Obligations.

16	Costs and Expenses; Liability; Indemnity

16.1
The Company covenants with the Noteholder to pay on demand all costs, charges and expenses incurred by the Noteholder or by any Receiver in or about the enforcement, protection, preservation or attempted preservation of any of the security created by or pursuant to this Guarantee and Debenture or any of the Charged Assets on a full indemnity basis, together with interest accruing daily at the Default Rate from the date on which such costs charges or expenses are so incurred until the date of payment (both before and after judgment) such interest to be compounded monthly in accordance with the normal practice of the Noteholder.

16.2
Neither the Noteholder nor any Receiver shall be liable to account as mortgagee or heritable creditor in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee or heritable creditor in possession may be liable as such.

16.3
The Company agrees to indemnify the Noteholder and any Receiver on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort, delict or otherwise and whether arising at common law in equity or by statute which may be incurred by or made against any of them (or by or against any manager agent officer or employee for whose liability, act or omission any of them may be answerable) as a consequence of:

(a)	anything done or omitted in the exercise or purported exercise of the powers contained in this Guarantee and Debenture; or

(b)	any breach by the Company of any of its obligations under this Guarantee and Debenture,

other than where there has been gross misconduct or wilful default on the part of the Noteholder or the Receiver.

16.4	The Company shall pay interest on the sum demanded at the Default Rate.

17	Enforcement

The security constituted by this Guarantee and Debenture shall become immediately enforceable at any time:

(a)	an Event of Default occurs;

(b)	after the Noteholder has demanded the payment or discharge of all or any part of the Secured Obligations;

(c)	if the Company breaches any of the provisions of this Guarantee and Debenture; or

(d)	in respect of the Company:

(i)
it is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii)	a moratorium is declared in respect of any of its indebtedness;

(iii)	any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of it;

(B)	a composition, compromise, assignment or arrangement with any of its creditors;

(C)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any of its assets; or

(D)	enforcement of any Encumbrance over any of its assets,

or any analogous procedure or step is taken in any jurisdiction; or

(iv)	any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any of its asset or assets.

18	Power of Attorney

18.1	The Company by way of security irrevocably appoints:

(a)	the Noteholder;

(b)	each person to whom the Noteholder shall from time to time have delegated the exercise of the power of attorney conferred by this clause; and

(c)	any Receiver;

severally to be its attorney in its name and on its behalf:

(i)
to execute and complete any documents or instruments which the Noteholder or such Receiver may require for perfecting the title of the Noteholder to the Charged Assets or for vesting the same in the Noteholder its nominees or any purchaser;

(ii)	to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 7; and

(iii)
otherwise generally to sign, seal, execute and deliver all deeds, assurances agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Noteholder or a Receiver under this Guarantee and Debenture or which may be deemed expedient by the Noteholder or a Receiver in connection with any disposition, realisation or getting in by the Noteholder or such Receiver of the Charged Assets or any part of them or in connection with any other exercise of any power under this Guarantee and Debenture.

19	Continuing Security and Other Matters

19.1	This Guarantee and Debenture and the obligations of the Company under this Guarantee and Debenture shall:

Continuing Security

(a)	secure the ultimate balance from time to time owing to the Noteholder by the Company and the Issuer and shall be a continuing security notwithstanding any settlement of account or other matter whatsoever;

(b)	be in addition to and not prejudice or affect any present or future Collateral Instrument, Encumbrance, right or remedy held by or available to the Noteholder; and

(c)
not merge with or be in any way prejudiced or affected by the existence of any such Collateral Instruments, Encumbrances, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Noteholder dealing with, exchanging, releasing, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

Other Security

19.2
The Noteholder shall not be obliged to resort to any Collateral Instrument or other means of payment now or after the date of this Guarantee and Debenture held by or available to it before enforcing this Guarantee and Debenture, and no action taken or omitted by the Noteholder or any in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Company.

Release Conditional

19.3
Any release, discharge or settlement between the Company and the Noteholder shall be conditional upon no security, disposition or payment to the Noteholder by the Company or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Noteholder shall be entitled to enforce this Guarantee and Debenture subsequently as if such release discharge or settlement had not occurred and any such payment had not been made.

20	Currency Clauses

20.1
All monies received or held by the Noteholder or by a Receiver under this Guarantee and Debenture may from time to time be converted into such other currency as the Noteholder or Receiver considers necessary or desirable to cover the Secured Obligations in that other currency at the market rate of exchange then offered to the Noteholder (as conclusively determined by the Noteholder) for purchasing that other currency with the existing currency.

20.2
If and to the extent that the Company fails to pay any amount due on demand or within any specified payment period following demand, the Noteholder may, in its absolute discretion, without notice to the Company, purchase at any time afterwards so much of any currency as the Noteholder considers necessary  or desirable to cover the Secured Obligations in such currency at the then prevailing spot rate of exchange of [Barclays Bank PLC] (as conclusively determined by the Noteholder) for purchasing such currency with sterling or US dollars and the Company agrees to indemnify the Noteholder against the full sterling or US dollar cost (including all costs charges and expenses) paid.

20.3	No payment to the Noteholder (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Noteholder shall have received payment in full in the currency in which such obligation or liability was incurred.  To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Noteholder shall have a further separate cause of action against the Company and shall be entitled to enforce the charges created by this Guarantee and Debenture to recover the amount of the shortfall.

21	Transfer

21.1	This Guarantee and Debenture is freely assignable or transferable by the Noteholder.

21.2
The Noteholder may disclose to any person related to the Noteholder and/or any person to whom it is proposing to transfer or assign or has transferred or assigned this Guarantee and Debenture any information about the Company.

21.3	The Company may not assign or transfer any of its rights or benefits under this Guarantee and Debenture.

22	Third Party Rights

22.1
Unless expressly provided to the contrary in a Finance Document a person who is not a party to this Guarantee and Debenture has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee and Debenture.

22.2
Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Guarantee and Debenture is not required to rescind or vary this Guarantee and Debenture at any time.

23	Miscellaneous

23.1
The rights, powers and remedies provided in this Guarantee and Debenture are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

23.2
No failure or delay on the part of the Noteholder to exercise any power, right or remedy shall operate as a waiver of it, nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power right or remedy.

23.3
Any liability or power which may be exercised or any determination which may be made under this Guarantee and Debenture by the Noteholder may be exercised or made in its absolute and unfettered discretion and the Noteholder shall not be obliged to give reasons.

23.4
Each of the provisions of this Guarantee and Debenture is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Guarantee and Debenture shall not in any way be affected or impaired by such event.

23.5	This Guarantee and Debenture shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Finance Documents and all references to the Finance Documents in this Guarantee and Debenture shall be taken as referring to the Finance Documents as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

23.6
For the purposes of the Law of Property (Miscellaneous Provisions) Act 1989 any provisions of the Finance Documents relating to any disposition of an interest in land shall be deemed to be incorporated in this Guarantee and Debenture.

23.7	This Guarantee and Debenture may be executed in any number of counterparts each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.

24	Notices

24.1
Any notices required to be given under the provisions of this Guarantee and Debenture shall be in writing and shall be deemed to have been duly served if hand delivered or sent by internationally recognised courier or confirmed facsimile correctly addressed to the relevant party's address as specified in this Guarantee and Debenture or at such other address as either party may designate from time to time in accordance with this clause. The facsimile number of each of the parties is as follows:

(a)	The Company: [ ]

(b)	The Noteholder: [ ]

24.2	Any notice pursuant to clause 24.1 shall be deemed to have been served:

(a)	if hand delivered upon receipt;

(b)	if sent by facsimile upon receipt; and

(c)	if sent by internationally recognised courier, upon receipt.

Provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice shall be deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00 p.m. on a Business Day, or on any day which is not a Business Day, the notice shall be deemed to have been received at 9.00 a.m. on the next Business Day.  For the purpose of this clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent and references to any time shall be to London time.

25	Law

25.1	This Guarantee and Debenture and any non-contractual obligations arising out of or in connection with it shall be governed by and shall be construed in accordance with English law.

25.2
The Company irrevocably agrees for the benefit of the Noteholder that the courts in England and the State or Federal Court sitting in the State of California, County of Los Angeles shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute or any non-contractual obligation which may arise out of or in connection with this Guarantee and Debenture and for such purposes irrevocably submits to the jurisdiction of such courts.

25.3
Nothing contained in this clause 26 shall limit the right of the Noteholder to take proceedings against the Company in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless prevented by applicable law).

25.4
The Company irrevocably waives any objection which it may have now or in the future to the courts of England or the State or Federal Court sitting in the State of California, County of Los Angeles being nominated for the purpose of this clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

THIS GUARANTEE AND DEBENTURE has been executed as a Deed and delivered by or on behalf of the parties on the date stated on page one.

SCHEDULE 1

Trade Marks

SCHEDULE 2

Guarantee Provisions pursuant to clause 2

1
This Guarantee is a continuing security and shall remain in full force and effect until all Secured Obligations have been paid, discharged or satisfied in full notwithstanding the liquidation or other incapacity or any change in the constitution of the Company or in its name and style or any settlement of account or other matter whatsoever.

2
This Guarantee is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, stock, mortgage, charge, pledge or lien now or after the date of this Guarantee and Debenture held by or available to the Noteholder.

3
If any purported obligation or liability of the Company to the Noteholder which if valid would have been the subject of this Guarantee is not or ceases to be valid or enforceable against the Company on any ground whatsoever whether or not known to the Noteholder  including but not limited to any defect in or want of powers of the Company or irregular exercise of them or lack of authority by any person purporting to act on behalf of the Company or any legal or other limitation (whether under the Limitation Acts or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction, liquidation or dissolution of the Company, the Company shall nevertheless be liable to the Noteholder in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Company were the principal debtor in respect of it and the Company agrees to keep the Noteholder fully indemnified against all damages, loss, costs and expenses arising from any failure of the Company to carry out any such purported obligation or liability.

4	The liability of the Company under this Guarantee shall not be reduced, discharged or otherwise adversely affected by:

4.1
any variation, extension, compromise, discharge, dealing with, exchange or renewal of any right or remedy which the Noteholder  may now or after the date of this Guarantee and Debenture have against the Company, the Issuer or any other person in respect of the Secured Obligations;

4.2
any act or omission by the Noteholder or any other person in taking up, perfecting or enforcing or the non-enforcement of any security or guarantee from or against the Company, the Issuer or any other person;

4.3	any termination, amendment, variation, novation or supplement of or to any of the Secured Obligations;

4.4	any grant of time, indulgence, waiver or concession to the Company, the Issuer or any other person;

4.5	any incapacity or any change in the constitution, name and style of the Company, the Issuer or any other person;

4.6	any invalidity, illegality, unenforceability, irregularity, frustration or discharge by operation of law of any actual or purported liability of or any security held from,

the Company, the Issuer or any other person in connection with the Secured Obligations;

4.7	by anything which, but for this provision, might operate to exonerate or discharge the Company or the Issuer or otherwise reduce or extinguish any of its liabilities under this Guarantee.

5
The Company warrants to the Noteholder that it has not taken or received and undertakes that it will not take or receive the benefit of any security from the Issuer or any other person in respect of any liability of or payment by the Company or the Issuer under this Guarantee or otherwise in connection with this Guarantee.

6
Until all the Secured Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement) the Company agrees that, without the prior written consent of the Noteholder, it will not:

6.1	exercise any right of subrogation, reimbursement or indemnity against the Issuer;

6.2	require any contribution, indemnity, reimbursement or accounting from the Issuer or person of any of the Secured Obligations or require the Noteholder to effect or implement marshalling;

6.3
demand or accept repayment in whole or in part of any indebtedness now or after the date of this Guarantee and Debenture due to any other person from the Issuer or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

6.4	take any step to enforce any right against the Issuer or any other person liable in respect of any Secured Obligations; or

6.5
claim any set-off, deduction or counterclaim against the Issuer or any other person liable or claim or prove in competition with the Noteholder in the bankruptcy or liquidation of the Company, the Issuer or any other person liable or have the benefit of, or share in, any payment from or composition with, the Company, the Issuer or any other person liable or any other Collateral Instrument now or after the date of this Guarantee and Debenture held by the Noteholder for any Secured Obligations or for the obligations or liabilities of any other person liable but so that, if so directed by the Noteholder, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of any other person on terms that the benefit of such proof and of all money received by it in respect of it shall be held on trust for the Noteholder and applied in or towards discharge of the Secured Obligations in such manner as the Noteholder shall deem appropriate.

7
If, contrary to paragraphs 6 and 7 of this Schedule, the Company takes or receives the benefit of any security or receives or recovers any money or other property or exercises any rights mentioned in paragraph 6 against the Issuer, the Company declares that such rights and such security, money or other property shall be held on trust by the Company for the Noteholder for application in or towards the discharge of the liabilities of the Company to the Noteholder under this Guarantee.

8
The Company agrees that all other rights and all monies from time to time held on trust by the Company for the Noteholder under or pursuant to paragraph 8 of this Schedule shall be transferred, assigned, delivered or, as the case may be, paid to the Noteholder promptly following the Noteholder's demand.

9
The Company shall not direct the appropriation by the Noteholder of any sums received by the Noteholder from any other person under this Guarantee and Debenture (and any appropriation shall be as the Noteholder in its own discretion determines).

10	The Noteholder shall not be obliged before it takes steps to enforce this Guarantee against the Company:

10.1	to take action or obtain judgment in any court against the Issuer or any other person; or

10.2	to make or file any claim in a bankruptcy or liquidation of the Issuer or any other person; or

10.3	to make, enforce or seek to enforce any claim against the Issuer or any other person under any security or other document, agreement or arrangement.

11	All sums payable by the Company under this Guarantee shall be paid to the Noteholder in full:

11.1	without any set-off, condition or counterclaim whatsoever; and

11.2	free and clear of all deductions or withholdings whatsoever save only as may be required by law.

12
If any deduction or withholding is required by any law in respect of any payment due from the Company under this Guarantee the sum payable by the Company shall be increased so that, after making the minimum deduction or withholding so required, the Company shall pay to the Noteholder, and the Noteholder shall receive and be entitled to retain on the due date for payment, a net sum at least equal to the sum which it would have received had no such deduction or withholding been required to be made and the Company shall indemnify the Noteholder against any losses or costs incurred by reason of any failure of the Company to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Company shall promptly deliver to the Noteholder any receipts, certificates or other proof evidencing the amount (if any) paid or payable in respect of any such deduction or withholding.

13
The Company expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance documents and/or any facility or amount made available or issued under any of the Finance Documents for the purpose of or in connection with any of the following: acquisitions of any nature, increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities or debt instruments; refinancing any other indebtedness; making facilities available to new borrowers; issuing new debt; any other variation or extension of the purposes for which any such facility or debt instrument or amount might be made available or issued from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

14
This Guarantee shall remain binding on the Company notwithstanding any change in the constitution of the Noteholder or the absorption of such Noteholder in, or amalgamation with, or the acquisition of all or part of its undertakings or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title had been named in this Guarantee and Debenture as a party instead of, or in addition to, the Noteholder.

SCHEDULE 3

Part I

Freehold and Leasehold Property

EXECUTION PAGE

SIGNED by
for and on behalf of
CLEAN POWER TECHNOLOGIES LIMITED
acting by a director
in the presence of:

Signature of witness

Name (in BLOCK CAPITALS)

Address

EXECUTED as a DEED
by QUERCUS TRUST LIMITED
acting by [an attorney]
in the presence of:

                                                                      [Attorney]

Signature of witness

Name (in BLOCK CAPITALS)

Address